EXHIBIT 10.62

                                LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this "Agreement") is entered into as of October 5, 2001 by and among Surgical Safety Products, mc, a New York corporation ("SSP"), C5 Health, Inc., a Delaware corporation ("C5"), and the undersigned (the "Stockholder").

WHEREAS, SSP and CS have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated September 15, 2001, which provides, among other things, for the merger (the "Merger") of CS with and into a wholly owned subsidiary of SSP pursuant to the terms and conditions thereof;

WHEREAS, the Merger Agreement provides, among other things, for certain limitations on the trading and sale of the shares of 55? Common Stock;

WHEREAS, the Stockholder is currently an officer or director of SSP;

WHEREAS, the Merger Agreement provides that the closing is contingent upon the Stockholder's execution of this Agreement; and

WHEREAS, the Stockholder desires that the Merger Agreement limitations on the trading and sale of SSP stock shall apply to him.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

SECTION 1. DEFINITIONS.

For purposes of this Agreement, "SALE" shall mean the sale, assignment, transfer; or other disposition of, or the entering into of any contract, option or other agreement or understanding (including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, refers to or derives any significant part of its value from SSP Common Stock) with respect to the direct or indirect sale, assignment, transfer or other disposition of shares of SSP Common Stock.

SECTION 2. TRADING LIMITATIONS.

In the event that the Merger is consummated, the Stockholder agrees that: (i) he will conduct any Sales of SSP Common Stock in compliance with all relevant securities laws and regulations and will not create any daily low trading prices in the SSP Common Stock, (ii) until three hundred and sixty-five (365) days front the closing of the Merger, he will not engage in any Sale of SSP Common Stock.




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SECTION 3. MISCELLANEOUS.

(a) Termination. In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement will terminate and be of no further force and effect.

(b) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than Those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted bylaw.

(c) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

(d) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(e) Injunctive Relief. Each of' the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of SSP and CS and to preserve for SSP and C5 the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to SSP and C5 which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, SSP and C5 shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

(f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or role (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) Entire Agreement. This Agreement sets forth the entire understanding of the Stockholder and SSP and C5 relating to the subject matter hereof and supersedes all prior agreements and understandings between the Stockholder and SSP and C5 relating to the subject matter hereof




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(h) Attorneys'  Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

(i) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


Surgical Safety Products, Inc.

By:                  /s/ G. M. Swor

Name                 G. M. Swor

Title:               CEO


C5 Health, Inc.

By:                  /s/ Tim Novak

Name                 Tim Novak

Title                President


STOCKHOLDER

Signature:           /s/ G. M. Swor

Print Name           G. M. Swor